UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
October 29, 2008

Kronos Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31763	76-0294959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Creation of Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of the Registrant

From time to time, the registrant and companies related to the registrant may have loans or advances outstanding between them pursuant to term or demand notes.  These loans or advances are generally entered into for cash management purposes, in which the lender is generally able to earn a higher rate of return on the loan than would have been earned if the lender invested the funds in other investments, and the borrower is able to pay a lower rate of interest than would be paid if the borrower had incurred third-party indebtedness.  While certain of these loans may be of a lesser credit quality than cash equivalent instruments otherwise available to the lender, the lender will evaluate the credit risks involved and appropriately reflect the credit risks in the terms of the applicable loan.

In this regard, on October 29, 2008, the independent members of the board of directors of NL Industries, Inc. (“NL”), the holder of 36% of the registrant’s outstanding common stock and which has a common parent with the registrant, approved the terms of a loan from NL to the registrant in amounts up to $40 million.  The independent members of the registrant’s board of directors previously approved the terms of such loan by NL.  Borrowings from NL under the revolving note will be unsecured, generally bear interest at the prime rate minus 1.5% with interest payable quarterly and all principal and interest due on demand (and no later than December 31, 2009).  NL’s obligation to loan money to the registrant under the revolving note is solely at the discretion of NL.  The registrant currently intends to use any borrowings from NL under the revolving note to reduce the outstanding balance under its U.S. revolving bank credit facility.

This description of the revolving note is qualified in its entirety by the complete terms of the revolving note that is filed as Exhibit 10.1 to this current report and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Description

	10.1*	Unsecured Revolving Demand Promissory Note dated October 29, 2008 in the original principal amount of $40.0 million executed by Kronos Worldwide, Inc. and payable to the order of NL Industries, Inc.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kronos Worldwide, Inc.
(Registrant)

By: /s/ Gregory M. Swalwell
Date: October 29, 2008	Gregory M. Swalwell, Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Item No.	Description

10.1*	Unsecured Revolving Demand Promissory Note dated October 29, 2008 in the original principal amount of $40.0 million executed by Kronos Worldwide, Inc. and payable to the order of NL Industries, Inc.

*	Filed herewith